                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                (millions of dollars except earnings per share)

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
                                                             Three Months Ended
                                                                   March 31
                                                            --------------------
                                                             1998          1997
                                                            ------        ------
Basic:
  Average Shares Outstanding                                  75.3          74.4

  Earnings:
    Continuing Operations                                   $ 68.4        $ 42.5
    Discontinued Operations                                   11.4           3.9
                                                            ------        ------
  Net Earnings                                              $ 79.8          46.4
                                                            ======        ======
  Earnings Per Share from Continuing Operations             $ 0.91        $ 0.57
  Net Earnings Per Share                                    $ 1.06        $ 0.62
                                                            ======        ======

Diluted:
  Average Shares Outstanding                                  75.3          74.4
  Treasury Stock Method (a):
    Stock Options                                              1.0           0.5
                                                            ------        ------
  Diluted Average Shares Outstanding                          76.3          74.9
                                                            ======        ======

  Diluted Earnings:
    Continuing Operations                                   $ 68.4        $ 42.5
    Discontinued Operations                                   11.4           3.9
                                                            ------        ------
  Diluted Net Earnings                                      $ 79.8        $ 46.4
                                                            ======        ======

  Diluted Earnings Per Share from Continuing Operations     $ 0.90        $ 0.57
  Diluted Net Earnings Per Share                            $ 1.05        $ 0.62
                                                            ======        ======
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(a) Using the average market price per share of stock for the period.